                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.   20549

                                   FORM 8-K/A

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



        Date of Report (date of earliest event reported): March 8, 1999

                        TOUCHSTONE SOFTWARE CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                       0-12969                95-3778226
(State or other jurisdiction of  (Commission File Number)     (IRS Employer
 incorporation or organization)                           Identification Number)



                              1538 TURNPIKE STREET
                          NORTH ANDOVER, MASSACHUSETTS            01845
                    (Address of principal executive offices)    (Zip Code)


                                  978.686.6468
              (Registrant's telephone number, including area code)


Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                Yes  X    No
                                    ---      ---

Item 2.  Acquisition or Disposition of Assets.
         -------------------------------------

         Effective as of the close of business on March 8, 1999, TouchStone Software Corporation (the "Company") acquired all of the issued and outstanding capital stock of Unicore Software, Inc., a Massachusetts corporation ("Unicore"). At the time of the acquisition, Unicore was privately owned by Pierre A. Narath, the Company's President and Chief Executive Officer and a member of the Company's Board of Directors, and Jason K. Raza, who became a Vice President of the Company in connection with the acquisition. Unicore is a leading provider of system management software, including BIOS upgrades, PC Diagnostics and Year 2000 Solutions, whose customers consist of a majority of Fortune 500 corporations, government agencies, and major educational and financial institutions. The original Unicore was founded by Mr. Narath in 1989, and sold to Award Software International, Inc. ("Award") in 1997. On October 27, 1998, following the merger of Award with and into Phoenix Technologies Ltd. ("Phoenix"), Messrs. Narath and Raza formed Unicore as a new Massachusetts corporation and used it to purchase all of the assets of the original Unicore from Phoenix.

         Pursuant to the terms and conditions of a definitive Agreement and Plan of Acquisition ("Acquisition Agreement"), the acquisition of Unicore was accomplished through the merger of Unicore with and into a newly-formed and wholly-owned subsidiary of the Company. Immediately prior to the acquisition, the Company contributed all of the assets, products and operations of its personal computer diagnostic software business to this newly-formed corporation. As a consequence, since the closing of the Unicore acquisition the Company has served as a holding company with a single, wholly-owned subsidiary that currently conducts the business and activities that previously were separately conducted by both the Company and Unicore. The acquisition is being accounted for as a purchase by the Company.

         At the closing of the acquisition of Unicore by the Company, the former shareholders of Unicore, Messrs. Narath and Raza, received an aggregate of $1,205,000 in cash. The balance of the purchase price is to be paid through the issuance of an aggregate of 3,350,000 shares of the Company's Common Stock immediately following the 1999 Annual Meeting of the Company's stockholders (the "Annual Meeting"), as described in more detail below. However, because of the number of shares to be issued and the fact that the primary recipient thereof, Mr. Narath, is a director and the President and Chief Executive Officer of the Company, the corporate governance rules for continued listing of the Company's Common Stock on The Nasdaq National Market require that the Company obtain stockholder approval of the issuance of these shares. Consequently, the Acquisition Agreement provides that the payment of the balance of the purchase price be deferred until after the upcoming Annual Meeting, in order to afford the stockholders of the Company with the opportunity to consider and vote upon a proposal to approve the issuance of shares of the Company's Common Stock in payment therefor.

         At the Annual Meeting, the Company's stockholders will be asked to approve the issuance of 3,350,000 shares of the authorized but previously unissued shares of the Company's Common Stock, which would be delivered to the former shareholders of Unicore in payment of the balance of the purchase price for Unicore. On March 8, 1999, the effective date of the acquisition, the closing price for a share of the Company's Common Stock on The Nasdaq National Market was $0.69. Approval of the proposal to issue these 3,350,000 shares of the Company's Common Stock in payment of the balance of the Unicore purchase price will require the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting. Each of the executive officers and directors of the Company, including Mr. Narath, has indicated the intention to vote all of the shares of the Company's Common Stock over which such individual has voting control in favor of the issuance of 3,350,000 shares of the Company's Common Stock in payment of the balance of the purchase price for Unicore.

         In the event that the stockholders of the Company do not approve the issuance of these 3,350,000 shares of Common Stock at the Annual Meeting, the Acquisition Agreement provides that the balance of the Unicore purchase price be paid with $3,350,000 in cash. In order to secure, in part, the obligation of the Company to pay the balance of the purchase price, the Company deposited the sum of $2,000,000 in cash into an interest-bearing escrow at the time of closing of the Unicore acquisition.

         Approval of the issuance of 3,350,000 shares of the Company's Common Stock in payment of the balance of the Unicore purchase price is not required by Delaware law. Consequently, the Company would have the corporate power and authority to issue and deliver these shares to the former shareholders of Unicore even if the Company's stockholders declined to approve the issuance thereof at the Annual Meeting. Under certain circumstances specified in the Acquisition Agreement, the former shareholders of Unicore would have the right to insist that the balance of the purchase price be paid through issuance and delivery of 3,350,000 shares of the Company's Common Stock, rather than in cash, even if the issuance of these shares is not approved at the Annual Meeting. This right would arise in the event that the closing price for a share of the Company's Common Stock on The Nasdaq National Market has exceeded $1.00 at any time following the effective date of the Acquisition Agreement and the date of the Annual Meeting. Should the former shareholders of Unicore exercise their right to receive shares of the Company's Common Stock in lieu of cash under these circumstances, the continued listing of the Company's Common Stock on The Nasdaq National Market could be jeopardized since the shares would be issued without stockholder approval.

         In connection with the acquisition, each of Messrs. Narath and Raza entered into a three-year employment agreement with the Company. Under the terms of his employment agreement, Mr. Narath is to serve as the President and Chief Executive Officer of the Company, and as a member of its Board of Directors, and as the President, Chief Executive Officer and a director of Unicore which currently operates as a wholly-owned subsidiary of the Company. The employment agreement has an initial term of three years commencing March 1, 1999, and will automatically renew for an additional one-year period on each March 1 unless terminated by either party on six months prior written notice. For the year ending December 31, 1999, Mr. Narath is to be paid a base salary of $200,000, with his base salary to increase to $210,000 for the year ending December 31, 2000 and to $225,000 for the year ending December 31, 2001. In addition to this base salary, Mr. Narath is to be paid a bonus equal to 3.5% of all consolidated net sales in excess of $6,000,000 generated by the Company during the year ending December 31, 1999, plus such other bonuses as the Company's Board of Directors may determine. Mr. Narath's employment agreement also provides that he is entitled to receive certain specified supplemental health and life insurance and all costs of a motor vehicle to be selected by him, in addition to reimbursement for all of his reasonable business expenses, and to participate in all of the Company's existing benefit plans.

         Should his employment with the Company be terminated for any reason other than "cause" as defined therein, Mr. Narath would be entitled to receive, in one payment, an amount equal to one year's base salary at the level then in effect, plus an amount equal to any bonuses earned during the previous calendar year. However, if Mr. Narath's employment is terminated for any reason within one year following a specified change in control of the Company which is not approved by the Company's Board of Directors, with Mr. Narath voting in favor thereof, the Company would be obligated to pay Mr. Narath, in one payment, an amount equal to 200% of one year's salary at the level then in effect, plus 200% of any bonuses earned during the previous calendar year and an additional amount equal to all taxes payable by Mr. Narath on the full amount of such payment. In the event that there is a change in control of the Company which has been approved by the Company's Board of Directors, with Mr. Narath voting in favor thereof, he would nevertheless be entitled to terminate his employment agreement for "good cause" if his duties were substantially diminished within 12 months thereafter, in which case the Company would be obligated to pay him, in one payment, an amount equal to one year's base salary at the level then in effect, plus an amount equal to any bonuses earned during the previous calendar year.

         Mr. Raza's employment agreement provides that he is to be employed as a Vice President of both the Company and Unicore for a three-year period commencing March 1, 1999, subject to the same provision for additional one-year
extensions.   During each year of the initial term, Mr. Raza is to be paid a base salary of not less than $110,00 and shall be entitled to receive such bonuses as the Company's Board of Directors may determine. In the event that his employment with the Company is terminated for any reason other than "cause" as defined therein, Mr. Raza would be entitled to receive, in one payment, an amount equal to one year's base salary at the level then in effect, plus an amount equal to any bonuses earned during the previous calendar year.

         As a condition to the closing of the Unicore acquisition, the Company deposited the sum of $620,000 in cash with Lawrence Savings Bank of Massachusetts, in order to obtain the release of Mr. Narath from his personal guarantee of approximately $620,000 of indebtedness owed by Unicore to Lawrence Savings Bank that was incurred in connection with the purchase of Unicore from Phoenix.

         In connection with the acquisition, each of Messrs. Narath and Raza also was granted "piggy-back" registration rights with respect to any and all shares of the Company's Common Stock owned by them, including any shares issued in payment of the balance of the purchase price.

Item 7.  Financial Statements and Exhibits.
         ----------------------------------

         (a)  Financial Statements of Business Acquired.

         Consolidated Financial Statements for the Year Ended December 1997 and
          Independent Auditors' Report
         Consolidated Financial Statements for the Nine Months Ended September
          30, 1998 and Independent Auditors' Report
         Consolidated Financial Statements for the Period from Inception
          (October 1, 1998) to December 31, 1998 and Independent Auditors'
          Report

         (b)  Pro Forma Financial Information.

         Pro Forma Consolidated Balance Sheet as of December 31, 1998
          (Unaudited)
         Pro Forma Consolidated Statement of Operations for the Year Ended
          December 31, 1998 (Unaudited)

         (c)  Exhibits.

         23.1        Consent of Independent Auditors.
         99.A-1 (1) Agreement and Plan of Acquisition dated March 5, 1999. 99.A-2 (1) Employment Agreement with Pierre A. Narath.
         99.A-3 (1)  Employment Agreement with Jason K. Raza.
         99.A-4 (1)  Registration Rights Agreement.
         99.A-5 (1)  Agreement and Plan of Merger dated March 5, 1999.
         99.B (1)    Press release dated March 10, 1999.
         99.2        Financial Statements of Unicore Software, Inc.
                     described in Item 7(a).
         99.3        Pro Forma Consolidated Balance Sheet as of December 31,
                     1998 (Unaudited), Pro Forma Consolidated Statement of
                     Operations for the Year Ended December 31, 1998 (Unaudited) and Notes to Consolidated Financial Statements for the Year
                     Ended December 31, 1998 (Unaudited).


         (1) Incorporated by reference to the correspondingly numbered exhibit to the Company's Current Report on Form 8-K filed on March 22, 1999.


                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                TOUCHSTONE SOFTWARE CORPORATION


May 24, 1999                    By:  /s/ Calvin G. Leong
                                     -------------------
                                Calvin G. Leong
                                Chief Financial Officer

                                 EXHIBIT INDEX


Exhibit No.             Description


23.1          Consent of Independent Auditors.
99.A-1 (1)    Agreement and Plan of Acquisition dated March 5, 1999.
99.A-2 (1)    Employment Agreement with Pierre A. Narath.
99.A-3 (1)    Employment Agreement with Jason K. Raza.
99.A-4 (1)    Registration Rights Agreement.
99.A-5 (1)    Agreement and Plan of Merger dated March 5, 1999.
99.B (1)      Press release dated March 10, 1999.
99.2          Financial Statements of Unicore Software, Inc. described in
              Item 7(a).
99.3          Pro Forma Consolidated Balance Sheet as of December 31, 1998
              (Unaudited), Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 1998 (Unaudited) and Notes to
              Consolidated Financial Statements for the Year Ended December 31,
              1998 (Unaudited).



        (1) Incorporated by reference to the correspondingly numbered exhibit to the Company's Current Report on Form 8-K filed on March 22, 1999.